Exhibit 99.1

SEARCHLIGHT MINERALS CORP. ANNOUNCES $4.6 M ISSUANCE

OF EQUITY LED BY LUXOR

HENDERSON, Nevada (March 23, 2016) -- Searchlight Minerals Corp. (OTCQB: SRCH) (“we”, “us”, “our”, or the “Company”), announced today that it has closed a $4,619,491 issuance of its equity securities (the “Offering”) which includes the conversion of $3,119,491 of Secured Convertible Promissory Notes and interest owing on such notes owned by Luxor Capital Partners, LP (“Luxor”) and its affiliates as well as Martin Oring, one of our directors and our Chief Executive Officer, and members of his family (collectively, the “Oring Group”). In the Offering, Luxor also purchased $1,500,000 of the Company’s restricted common stock, $0.001 par value per share (the “Common Stock”).

Conversion of Existing Notes and Completion of Private Placement

Luxor, on behalf of itself and certain of its affiliates (collectively, the “Luxor Group”), demanded repayment from the Company by March 18, 2016 of all of the outstanding principal and interest owing on the Luxor Group’s Secured Convertible Promissory Notes, each dated September 18, 2013 (the “Luxor Notes”). Lacking sufficient funds to make such repayments, we agreed to a series of transactions with the Luxor Group (the “Transactions”), whereby the Luxor Group would: (i) convert, at $0.035 per share, all of the outstanding principal amount and accrued but unpaid interest owing on the Luxor Notes into shares of the Company’s Common Stock; (ii) simultaneously purchase an additional $1,500,000 of the Company’s Common Stock, at $0.035 per share; and (iii) agree to purchase, upon the completion of certain milestones, an additional $1,250,000 in to-be-issued shares of the Company’s Common Stock, at $0.045 per share.

To facilitate the Transactions, on March 18, 2016, the Luxor Group and the Company Amended the Luxor Notes, and the Luxor Group provided the Company with Conversion Notices, where the Luxor Group converted an aggregate of $2,600,000 in principal and $91,000 of interest owing on the Luxor Notes in exchange for 76,885,714 shares of the Company’s Common Stock. The Company and the Oring Group, who also held Secured Convertible Promissory Notes, dated September 18, 2013 (the “Oring Notes”), similarly agreed to Amend the Oring Notes, and convert, at $0.035 per share, all outstanding principal and accrued but unpaid interest. The Oring Group provided Conversion Notices for an aggregate total of $428,490 owing on the Oring Notes in exchange for 12,242,571 shares of the Company’s Common Stock. The Company subsequently cancelled the Luxor Notes and Oring Notes.

As referenced above, the Luxor Group also purchased $1,500,000 of the Company’s Common Stock, totaling 42,857,143 shares, pursuant to a Common Stock Purchase Agreement. Finally, Luxor agreed that upon the completion of certain milestones, Luxor, or its designees, would invest up to an additional $1,250,000 pursuant to a Letter Agreement and Second Common Stock Purchase Agreement, both dated March 18, 2016.

Amendment of Warrants, Rights Agreement, Articles and Bylaws

To facilitate the Transactions, the Board of Directors approved an amendment to certain of our outstanding warrants, exercisable into an aggregate of 16,189,414 shares of the Company’s Common Stock, which extended the expiration dates from November 30, 2016 to November 30, 2017. These warrants were originally issued in connection with the Company’s February 23, 2007, March 22, 2007, December 26, 2007, February 7, 2008 and November 12, 2009 private placements, and the terms and conditions of these warrants remain the same in all other respects. As a condition of the Offering, the Luxor Group has agreed that all of its 12,128,708 currently owned Common Stock purchase warrants shall not be exercisable until at least September 18, 2016.

In addition, in connection with the Offering, our Board of Directors agreed to further waive all of the existing limitations under the Rights Agreement, dated August 24, 2009, so that the Luxor Group would not be deemed an “acquiring person” under the Rights Agreement under any circumstance. Following the Offering, the Luxor Group is the beneficial owner of approximately 49.83% of our Common stock. Finally, the Board of Directors has authorized, subject to stockholder approval, certain amendments to our Articles of Incorporation and Amended and Restated Bylaws that, among other things, would eliminate a classified Board of Directors and increase the number of authorized shares of our capital stock. The Board of Directors will call for an annual meeting of our stockholders and will nominate five designees, three of which shall be designees of Luxor, for election as directors at such meeting.

Additional details of the Offering can be found in the Company’s filing on Form 8-K, dated March 23, 2016, at www.sec.gov.

“We are pleased that Luxor, our largest investor and stakeholder, has elected to increase its ownership position in the Company by participating in this Offering. It shows confidence in both our Company’s project and future stock performance.” stated Martin Oring, Chief Executive Officer of Searchlight. “The new capital will be used to expedite our technical program, optimization testing and third party verification of our process. We believe that as we consistently recover gold as metal-in-hand in significant quantities and produce high grade iron, that this will validate the technical and economic viability of the Clarkdale Slag Project.”

About Searchlight Minerals Corp.

Searchlight Minerals Corp. is an exploration stage company engaged in the acquisition and exploration of mineral properties and slag reprocessing projects. The Company holds interests in the Clarkdale Slag Project, a mineral project located in Clarkdale, Arizona, which is a reclamation project to recover precious and base metals from the reprocessing of slag produced from the smelting of copper ore mined at the United Verde Copper Mine in Jerome, Arizona.

Searchlight Minerals Corp. is headquartered in Henderson, Nevada, and its common stock is listed on the OTC Bulletin Board under the symbol “SRCH.” Additional information is available on the Company's website at www.searchlightminerals.com and in the Company’s filings with the U.S. Securities and Exchange Commission.

Forward-Looking Statements

This Press Release may contain, in addition to historical information, forward-looking statements. Statements in this Press Release that are forward-looking statements are subject to various risks and uncertainties concerning the specific factors disclosed under the heading “Risk Factors” in the Company’s periodic filings with the Commission. When used in this Press Release in discussing the recent developments on the Company’s mineral projects, including, without limitation, the resolution of certain issues relating to the operation of production modules, the words such as “believe,” “could,” “may,” “expect” and similar expressions are forward-looking statements. The risk factors that could cause actual results to differ from these forward-looking statements include, but are not restricted to technical issues with the mineral projects that may affect production modules and primary process components, challenges in moving from pilot plant scale to production scale, the risk that actual recoveries of base and precious metals or other minerals re-processed from the slag material at the Clarkdale site will not be economically feasible, uncertainty of estimates of mineralized material, operational risk, the Company’s limited operating history, uncertainties about the availability of additional financing, geological or mechanical difficulties affecting the Company’s planned mineral recovery programs, the risk that actual capital costs, operating costs and economic returns may differ significantly from the Company’s estimates and uncertainty whether the results from the Company’s feasibility studies are sufficiently positive for the Company to proceed with the construction of its processing facility, operational risk, the impact of governmental and environmental regulation, financial risk, currency risk volatility in the prices of precious metals and other statements that are not historical facts as disclosed under the heading “Risk Factors” in the Company’s periodic filings with securities regulators in the United States. Consequently, risk factors including, but not limited to the aforementioned, may result in significant delays to the projected or anticipated production target dates.

Contact Information:

RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via email at info@rjfalkner.com.